Exhibit 4.2

Registration:

Address:

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # ______	NUMBER OF RIGHTS: ______

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT, DATED DECEMBER 7, 2018, AS AMENDED AS OF DECEMBER 21, 2018 AND JANUARY 7, 2019 (AS IT MAY BE AMENDED FROM TIME TO TIME, THE “PROSPECTUS SUPPLEMENT”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT.

INPIXON
(Incorporated under the laws of the State of Nevada)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable subscription rights, each to purchase units of
Inpixon, each unit consisting of one share of Series 5 Convertible Preferred Stock and 300 warrants
Subscription Price: $1,000 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED
ON OR BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 21, 2018,
SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon is the owner of the number of subscription rights set forth above. Each subscription right, which we refer to as the basis subscription right, entitles the holder thereof to subscribe for and purchase one unit of Inpixon, a Nevada corporation (the “Company”), at a subscription price of $1,000 per unit, pursuant to a rights offering, on the terms and subject to the conditions set forth in the Prospectus Supplement and the “Instructions as to Use of Inpixon Subscription Rights Certificates” accompanying this subscription rights certificate. Each unit consists of one share of Series 5 Convertible Preferred Stock, par value of $0.001, and 300 warrants. Each warrant will be exercisable for one share of our common stock, par value of $0.001. Holders who fully exercise their basic subscription rights are entitled to subscribe for additional units that remain unsubscribed for as a result of any unexercised basic subscription rights pursuant to the terms and conditions of the rights offering, which we refer to as the over-subscription privilege, subject to proration and stock ownership limitations as described in the Prospectus Supplement. The subscription rights represented by this subscription rights certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each unit. If the subscriber attempts to exercise its over-subscription privilege and the Company is unable to issue the subscriber the full amount of units requested, the subscription agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. This Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent.

WITNESS the signatures of the duly authorized officers of Inpixon.

Dated: [●], 2019

By:		By:
	Name: Title:		Name: Title:

COUNTERSIGNED AND REGISTERED BY BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:
Name: Title:

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FORM ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this subscription rights certificate is entitled to exercise the number of subscription rights shown in the upper right hand corner of the subscription rights certificate and may subscribe for additional units upon the terms and conditions specified in the Prospectus Supplement. The undersigned hereby represents, in connection with this election, that the undersigned has not since the record date entered into any short sale or similar transaction with respect to the common stock of Inpixon. The undersigned hereby notifies the subscription agent of its irrevocable election to subscribe for units in the following amounts. To subscribe for units pursuant to your basic subscription right, please complete lines (a) and (d) below. To subscribe for additional units pursuant to your over-subscription privilege, please also complete line (b). If you are a January 2018 Investor (as defined in the Prospectus Supplement) that has elected to purchase units in accordance with that certain Securities Purchase Agreement, dated January 5, 2018 (the “January 2018 SPA”), please complete line (c).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:	X	$1,000	=	$
Number of Units		Subscription price		Payment enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your basic subscription right in full, you may subscribe for additional units pursuant to your over-subscription privilege

Over-Subscription Privilege:	X	$1,000	=	$
Number of Units		Subscription price		Payment enclosed

(c)	PURCHASE OF UNITS PURSUANT TO JANUARY 2018 PARTICIPATION RIGHTS: If you are a January 2018 Investor (you will have received notice separately from the Company) and have elected to purchase units pursuant to the January 2018 SPA.

Participation Right:	X	$1,000	=	$
Number of Units		Subscription price		Payment enclosed

(d)	TOTAL AMOUNT OF PAYMENT ENCLOSED $___________

(e)	IF YOU SPOKE WITH A BROKER WHO SOLICITED SUCH EXERCISE, PLEASE INDICATE THE NAME AND CONTACT INFORMATION OF THE PERSON YOU SPOKE WITH: _______________________________________

METHOD OF PAYMENT (CHECK ONE):

☐	CERTIFIED CHECK DRAWN ON A U.S. BANK, payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Inpixon”

☐	Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this rights offering at

ABA/Routing number: 121000248
Bank: Wells Fargo
420 Montgomery Street
San Francisco, CA 94104 United States
Beneficiary Account Name: Broadridge Corporate Issuer Solutions
Account Number: 4124218686
FFC: Inpixon

☐	U.S. POSTAL MONEY ORDER, payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Inpixon”

☐	UNCERTIFIED PERSONAL CHECK, payable to “Broadridge Corporate Issuer Solutions, Inc., as subscription agent for Inpixon” (which must clear before the expiration date to be considered a valid form of payment; please see Prospectus Supplement and Instructions)

I acknowledge receipt of the Prospectus Supplement in connection with the rights offering and agree to its terms. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the subscription rights.

Signature(s) of Subscriber(s)	Signature(s) of Subscriber(s)

Address:	Address:

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please print name and title of authorized signer.

FOR INSTRUCTIONS ON THE USE OF INPIXON SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT, AT (888) 789-8409 (TOLL FREE).

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